UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

Global Blood Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37539	27-4825712
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

171 Oyster Point Blvd., Suite 300

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 741-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering

On June 26, 2019, Global Blood Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as underwriter (the “Underwriter”), to issue and sell 3,375,527 shares of common stock of the Company (“Common Stock”) in an underwritten public offering (the “Offering”) pursuant to a Registration Statement on Form S-3ASR (File No. 333-220127) containing a related base prospectus and prospectus supplement.

The net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $192.1 million. The Offering closed on June 28, 2019. In addition, the Underwriter has a 30-day option to purchase 506,329 additional shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement, speak as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to such exhibit. A copy of the legal opinion as to the legality of the shares of Common Stock to be issued and sold in the Offering is filed as Exhibit 5.1 to this Form 8-K.

Item 8.01 Other Events.

Press Releases for Underwritten Public Offering

On June 25, 2019, the Company issued a press release announcing the commencement of the Offering. On June 26, 2019, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated June 26, 2019 by and between Global Blood Therapeutics, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (Included in Exhibit 5.1).

99.1	Press Release dated June 25, 2019.

99.2	Press Release dated June 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2019

GLOBAL BLOOD THERAPEUTICS, INC.

By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer